LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents, that the
undersigned hereby makes, constitutes and
appoints each of Hill, Ward & Henderson, P.A.,
Charles L. Pope and Redonna Rogers, each
acting individually, as the undersigned's
true and lawful attorney-in-fact,
with full power and authority as hereinafter
described on behalf of and in the name,
place and stead of the undersigned to:
      (1)	prepare, execute, acknowledge,
deliver and file Forms 4 and 5 (including
any amendments thereto) with respect
to the securities of SRI/Surgical Express,
a Florida corporation (the "Company"),
with the United States Securities and Exchange
Commission, any national securities exchanges
and the Company, as considered necessary or
advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and
regulations promulgated thereunder, as amended
from time to time (the "Exchange Act");
      (2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such
person to release any such information to the
undersigned and approves and ratifies any such
release of information; and
      (3)	perform any and all other acts
which in the discretion of such attorney-in-fact
are necessary or desirable for and on behalf
of the undersigned in connection with the foregoing.
      The undersigned acknowledges that:
      (1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact
to act in their discretion on information
provided to such attorney-in-fact without
independent verification of such information;
      (2)	any documents prepared and/or
executed by either such attorney-in-fact on
behalf of the undersigned pursuant to this
Power of Attorney will be in such form and
will contain such information and disclosure
as such attorney-in-fact, in his or her
discretion, deems necessary or desirable;
      (3)	neither the Company nor the above-referenced
attorneys-in-fact assumes (i) any liability for
the undersigned's responsibility to comply with
the requirement of the Exchange Act,
(ii) any liability of the undersigned for any
failure to comply with such requirements, or
(iii) any obligation or liability of the
undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and
      (4)	this Power of Attorney does not
relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants
the each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
      This Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
      IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 7th day of July, 2003.

					/S/ Richard T. Isel
					Richard T. Isel